Exhibit 99.77(q)(1)

ITEM 77Q-1 – Exhibits

(a)(1)	Articles of Amendment regarding name change of Voya Money Market Fund to Voya Government Money Market Fund dated May 1, 2016 – Filed as an exhibit to Post-Effective Amendment No. 197 to the Registrant’s Form N-1A Registration Statement on May 27, 2016 and incorporated herein by reference.

(e)(1)	Amended Schedule A dated November 2016 with respect to the Amended and Restated Investment Management Agreement dated November 18, 2014, as amended and restated May 1, 2015 between Voya Investments, LLC and Voya Series Fund, Inc. – Filed as an exhibit to Post-Effective Amendment No. 204 to the Registrant’s Form N-1A Registration Statement on February 24, 2017 and incorporated herein by reference.

(e)(2)	Amended Schedule A dated November 2016 to the Sub-Advisory Agreement between Voya Investments, LLC and Voya Investment Management Co. LLC effective November 18, 2014 – Filed as an exhibit to Post-Effective Amendment No. 201 to the Registrant’s Form N-1A Registration Statement on September 27, 2016 and incorporated herein by reference.